[ORTEGA & ASOCIADOS LETTERHEAD APPEARS HERE]

                                                                    Exhibit 23.3


October 12, 2001

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: eConnect - Form SB-2

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated March 16, 2001, concerning eConnect Caribbean, S.A. and to all references to our firm included in this Registration Statement.

Sincerely,

ORTEGA & ASOCIADOS

/s/ Carlos A. Ortega

Carlos A. Ortega
Partner


CAO/cm